Exhibit 99.1

FOR IMMEDIATE RELEASE

MODUSLINK ANNOUNCES MANAGEMENT CHANGES

Delays Filing of Form 10-Q for Third Quarter Fiscal Year 2012

Company Expects to Restate Financial Results From Fiscal 2007 Through First Two Quarters of Fiscal 2012

Issues Preliminary Financial Results for the Third Quarter of Fiscal 2012

WALTHAM, Mass., June 11, 2012 — ModusLink Global Solutions(TM), Inc. (NASDAQ:MLNK) today announced the retirement of Joseph C. Lawler from his role as President and Chief Executive Officer of the Company, effective immediately upon the appointment of a new chief executive officer. Mr. Lawler is stepping down from the Board of Directors, effective immediately. The Company also announced the departure of William R. McLennan, president, global operations for ModusLink, effective immediately.

The Board has retained Korn/Ferry International, a leading executive recruiting firm, to assist in identifying qualified candidates to fill these positions on a permanent basis.

“ModusLink’s ability to service and provide support in value chain operations is unmatched and the Board is taking steps to improve ModusLink’s financial performance and stockholder returns,” said Francis J. Jules, Chairman of the Board of Directors. “Our selection process will focus on candidates familiar with our industry and who have a broad base of experiences that will allow them to be immediately additive to the executive team. The Board remains focused on enhancing stockholder value, and we will continue to explore all opportunities to achieve this goal, including the ongoing review of the Company’s strategic alternatives.

“On behalf of the entire ModusLink Board of Directors, I would like to thank Joe and Bill for their valued contributions and dedication during their time at ModusLink. We wish them well in their future endeavors,” added Mr. Jules.

Delay of Form 10-Q filing

As previously disclosed in its Form 10-Q filed for the second quarter of fiscal 2012 ended January 31, 2012, ModusLink received an inquiry from the SEC regarding the Company’s treatment of rebates associated with volume discounts provided by vendors. ModusLink leverages its aggregated volume purchasing power with vendors and uses volume discounts to manage the costs of materials used in client programs over time, which it believes leads to improved and stable pricing for its clients. Concurrent with the inquiry, the Audit Committee of the Company’s Board of Directors initiated an internal investigation and has determined that certain client contracts have not been aligned consistently with ModusLink’s practice of retaining volume discounts. In the course of this investigation, the Audit Committee also identified limited instances where vendor costs incurred were marked-up to clients in a manner not consistent with client contracts. ModusLink is communicating with its clients and working closely with them to review these issues.

Where such volume discounts and mark-ups were retained by ModusLink consistent with client contracts, the Company continues to believe that the accounting remains correct, as previously stated in its Form 10-Q filed for the second quarter of fiscal 2012. Based on the preliminary results of the Company’s accounting evaluation done in connection with the investigation, however, the Company believes it is no longer able to conclude that amounts from such volume discounts and mark-ups, where now found to be inconsistent with client contracts, were correctly accounted for as revenue. As soon as practicable, the Company expects to restate its audited financial statements from fiscal years 2009 through 2011, as well as the first two quarters of fiscal 2012 and its unaudited selected financial data for fiscal years 2007 and 2008. As a result of the restatement, the Company expects to report downward adjustments to revenue of approximately $20 million to $30 million over a period in which aggregate reported revenue was $5.4 billion and aggregate reported net loss was $213 million, inclusive of $232 million of impairments related to goodwill and intangible assets. In addition, the Company expects that the restatement will negatively impact net income, by a lesser amount.

As a result of the accounting evaluation conducted to date, the Audit Committee has assessed the impact of errors in the Company’s financial statements from fiscal years 2009 through 2011, as well as the first two quarters of fiscal 2012 and its unaudited selected financial data for fiscal years 2007 and 2008 and, on June 9, 2012, concluded that those previously issued financial statements should no longer be relied upon.

Management is continuing to assess the Company’s internal control over financial reporting and its disclosure controls and procedures, and expects to conclude that the Company has a material weakness in its internal control over financial reporting. Management will report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

The Audit Committee and management have discussed the matters disclosed in this press release with the Company’s independent registered public accounting firm, KPMG LLP.

Based upon the time required to thoroughly review the current and historical financial data, ModusLink is delaying the filing of its Form 10-Q for the third quarter of fiscal 2012 ended April 30, 2012.

In conjunction with the Company’s inability to timely file its Form 10-Q, ModusLink expects to receive a letter from NASDAQ notifying the Company that it is non-compliant with NASDAQ Listing Rules, which require listed companies to timely file all required periodic financial reports with the SEC.

Preliminary Third Quarter Fiscal 2012 Financial Results

Upon completion of the review process, the Company expects to report the following financial results for the third quarter of fiscal 2012 ended April 30, 2012 that are consistent with these preliminary estimates:

Revenue for the third quarter of fiscal 2012 is expected to be in the range of $175 million to $180 million, revenue from new programs is expected to be in the range of $20 million to $21 million (1), gross profit is expected to be in the range of $14.5 million to $15.5 million and the Company expects to report cash, cash equivalents and marketable securities of approximately $78 million at April 30, 2012. KPMG has not yet completed its quarterly review of these preliminary estimates.

Until the restatement is completed, the foregoing estimates of the expected adjustments, and its expected financial results, are subject to change. There can be no assurance that additional issues will not be identified during the course of the audit process and, therefore, these results should be considered preliminary until the Company completes the restatement of its financial statements. Any changes to the preliminary, unaudited estimated results provided in this release, as well as additional items that may be identified during the completion of the audit process, could be material to the Company’s financial condition and results of operations for 2012 through 2007.

(1)	New programs defined as client programs that have been executed for fewer than 12 months.

About ModusLink

ModusLink Global Solutions, Inc. designs and executes global value chain strategies to solve clients’ cost, time-to-market, customer satisfaction and revenue objectives. Our supply chain, aftermarket, e-Business and entitlement management solutions support the end-to-end product lifecycles of the world’s leading technology and consumer goods companies. ModusLink has more than 25 years of experience executing complex supply chain processes such as sourcing, configuration and fulfillment. We can manage these critical functions seamlessly with a client’s global e-Business initiative or an integrated aftermarket program, including alternative channel recovery for at-risk inventory. Backed by a footprint of more than 25 solution centers in 15 countries, ModusLink clients can react quickly to shifting market dynamics impacting value chain performance and revenues. For more information about ModusLink’s flexible, scalable and sustainable solutions, visit www.moduslink.com or www.valueunchained.com, the blog for value chain professionals.

ModusLink Global Solutions is a trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward Looking Information

This news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainty. These forward-looking statements include the estimated extent of volume discounts and pricing misalignment as a percentage of historical revenue; expectations regarding the restatement’s estimated impact on historical revenue and on the Company’s overall cash position; the Company’s anticipated time frame for filing restated financial statements; expected response from NASDAQ regarding the Company’s reporting delinquency and continued listing; the Company’s expectations regarding financial results for the third quarter of fiscal 2012 ended April 30, 2012 and related expectations regarding preliminary estimates of revenue, revenue from new programs, gross margin and cash, cash equivalents and marketable securities. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward looking statements: unanticipated accounting issues or audit issues regarding the financial data for the periods to be restated or adjusted; inability of the Company or its independent registered public accounting firm to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent registered public accounting firm from concluding the audit or that require additional efforts, procedures or review; the Company’s inability to design or improve internal controls to address identified issues; the impact upon operations of legal compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities or circumvention of internal controls; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the Company’s success, including its ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally, depends on its ability to execute on its business strategy, including the announced investment and costs savings plan and the continued and increased demand for and market acceptance of its services; global economic conditions, especially in the technology sector are uncertain and subject to volatility; demand for our clients’ products may decline or may not achieve the levels anticipated by our clients; the Company’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; the Company may not realize the expected benefits of its restructuring and cost cutting actions; the Company may not be able to expand its operations in accordance with its business strategy; the Company’s cash balances may not be sufficient to allow the Company to meet all of its business and investment goals; the Company may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; the Company derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage the Company’s financial condition and results of operations; the Company frequently sells to its supply chain management clients on a purchase order basis rather than pursuant to contracts with minimum purchase requirements, and therefore its sales and the amount of projected revenue that is actually realized are subject to demand variability; the Company’s pipeline of sales opportunities represents potential sales transactions and estimated annual revenue therefrom and there can be no assurance that such sales efforts will be successful or that the potential revenue will be realized; risks inherent with conducting international operations; tax rate expectations are based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed, changes in estimates of credits, benefits and deductions, the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; the mergers and acquisitions and IPO markets are inherently unpredictable and liquidity events for companies in the Company’s venture capital portfolio may not occur; increased competition and technological changes in the markets in which the Company competes; and the potential outcome and impact of the Company’s ongoing review of strategic alternatives. There can be no assurance that the Company’s review of strategic alternatives will lead to any transaction, result in increased value to its stockholders or the realization of long-term value by stockholders. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update our forward-looking statements except as required by law.

Contacts:

ModusLink Global Solutions:

Robert Joyce, 781-663-5120

ir@moduslink.com

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Kelly Sullivan / Averell Withers

212-355-4449